[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER

                                                                                                                RECORD DATE: 7/31/99
                                                                                                      PREVIOUS DISTRIBUTION: 7/26/99
                                                                                                          DISTRIBUTION DATE: 8/25/99

====================================================================================================================================
                                      Original          Beginning                                                         Ending
                     Certificate     Certificate       Certificate                                       Total          Certificate
 Class      Cusip       Rate           Balance           Balance        Interest       Principal     Distribution         Balance
------------------------------------------------------------------------------------------------------------------------------------
   A      35729BAA9    5.4875%     415,545,505.00    392,830,555.57   1,796,381.39    7,507,765.65   9,304,147.04     385,322,789.92
Factors
  per
Thousand                                                               4.32294747      18.06725271    22.39020018      927.26978221
------------------------------------------------------------------------------------------------------------------------------------
   R                   0.0000%          0.00              0.00            0.00            0.00           0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS                            415,545,505.00    392,830,555.57   1,796,381.39    7,507,765.65   9,304,147.04     385,322,789.92
------------------------------------------------------------------------------------------------------------------------------------





====================================================================================================================================

FIRST UNION NATIONAL BANK                                                                                            ROBERT ASHBAUGH
Structured Finance Trust Services                                                                                     VICE PRESIDENT
230 South Tryon Street, 9th Floor                                                                                PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                                                                              FAX: 704-383-6039

[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER

                                                                                                                RECORD DATE: 7/31/99
                                                                                                      PREVIOUS DISTRIBUTION: 7/26/99
                                                                                                          DISTRIBUTION DATE: 8/25/99

====================================================================================================================================

                        SCHEDULE OF REMITTANCE                                             COLLATERAL INFORMATION

Available Collection Amount                           9,421,920.76     Aggregate Beginning Balance of Loans           397,686,547.40
(Trust Fees and Expenses)                              (117,773.72     Aggregate Ending Balance of Loans              391,436,013.20
Available Payment Amount                              9,304,147.04     Interest Carry-Forward                                   0.00
Regular Payment                                       8,056,289.59     Loan Count                                              3,461
Excess Spread                                         1,247,857.45     Overcollateralization Amount                     6,113,223.28
                                                      ------------     Overcollateralization Deficiency Amount         10,508,596.92
                                                                       Overcollateralization Step-up Test Level                0.00%
                                                                       Overcollateralization Target Amount             16,621,820.20
FEES                                                                   Principal Prepayments                            6,059,174.49
----
*Servicer Fee (Fee deducted prior to Remittance)        115,991.91     Scheduled Principal                                200,733.71
Master Servicer Fee                                      49,710.82     Securities Insurer Reimbursement                         0.00
Indenture Trustee Fee                                     2,591.14     Six Month Average Delinquency                         1.2239%
Guaranty Insurance Premium                               65,471.76     Spread Squeeze %                                      3.7653%
                                                      ------------     Trigger Event?                                             No
TOTAL FEES                                              117,773.72     Unpaid Securities Insurer Reimbursement                  0.00
                                                                       Weighted Average Home Loan Interest Rate (WAC)        9.5415%
                                                                       Weighted Average Maturity (WAM)                        356.32


====================================================================================================================================

FIRST UNION NATIONAL BANK                                                                                            ROBERT ASHBAUGH
Structured Finance Trust Services                                                                                     VICE PRESIDENT
230 South Tryon Street, 9th Floor                                                                                PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                                                                              FAX: 704-383-6039

[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER

                                                                                                                RECORD DATE: 7/31/99
                                                                                                      PREVIOUS DISTRIBUTION: 7/26/99
                                                                                                          DISTRIBUTION DATE: 8/25/99

====================================================================================================================================

---------------------------------    -----------------------------------------------------------------------------------------------
Aggregate Ending Balance of Loans        DELINQUENT INFOR.              # LOANS             AMOUNT                     %
---------------------------------    -----------------------------------------------------------------------------------------------
 $               391,436,013.20      Delinquent 30-59 Days                 93           10,806,096.18              2.760629%
---------------------------------    Delinquent 60-89 Days                 26            2,189,866.39              0.559444%
                                     Delinquent 90+ Days                   20            2,437,587.38              0.622729%
                                     Loans in Foreclosure                 136           13,984,412.12              3.572592%
                                     REO                                    1               28,800.00              0.007358%
                                     Bankruptcy Loans                      22            2,542,600.70              0.649557%
                                     -----------------------------------------------------------------------------------------------
                                                TOTAL                     298           31,989,362.77              8.172310%
                                     -----------------------------------------------------------------------------------------------



                                     -----------------------------------------------------------------------------------------------
                                         OTHER INFORMATION              # LOANS             AMOUNT                CUMULATIVE
                                     -----------------------------------------------------------------------------------------------
                                     Defaulted Home Loans                  0                 0.00                 125,242.76
                                     Liquidated Home Loans                 0                 0.00                    0.00
                                     Deleted Home Loans                    5              695,925.97              695,925.97
                                     Net Loan Losses                       0                 0.00                    0.00
                                     -----------------------------------------------------------------------------------------------


====================================================================================================================================

FIRST UNION NATIONAL BANK                                                                                            ROBERT ASHBAUGH
Structured Finance Trust Services                                                                                     VICE PRESIDENT
230 South Tryon Street, 9th Floor                                                                                PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                                                                              FAX: 704-383-6039